Exhibit 23.4

Independent Auditors’ Consent

The Board of Directors

SynX Pharma Inc:

We consent to the incorporation by reference in the registration statement on Form S-3 dated on or about May 5, 2006 and filed pursuant to Rule 462(b) of Nanogen, Inc. (the “Company”) for the registration of common stock issued by the Company of our report dated June 11, 2004, with respect to the consolidated balance sheets of SynX Pharma Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, deficit and cash flows for each of the years in the two-year period ended December 31, 2003, and our report dated June 11, 2004, “Comments by Auditors for U.S. Readers on Canada—U.S. Reporting Differences”. These reports appear in the Form 8-K/A of Nanogen, Inc. dated July 6, 2004 incorporated by reference in the previously filed Form S-3 (No. 333-125975) incorporated by reference herein and to the reference of our firm under the heading “Experts” in the previously filed Form S-3 (No. 333-125975) incorporated by reference herein.

/s/ KPMG LLP

Toronto, Canada

May 5, 2006